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                                 EXHIBIT (g)(2)


        FORM OF AMENDED SCHEDULE A DATED MARCH 13, 2000 TO THE CUSTODIAN
               AGREEMENT BETWEEN THE REGISTRANT AND AMSOUTH BANK
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                                                           Dated: March 13, 2000


                          FORM OF AMENDED SCHEDULE A
                           TO THE CUSTODY AGREEMENT
                                     BETWEEN
                             AMSOUTH MUTUAL FUNDS
                                       AND
                                 AMSOUTH BANK
                             DATED APRIL 17, 1997

AmSouth Prime Obligations Fund
AmSouth U.S. Treasury Fund
AmSouth Tax Exempt Fund
AmSouth Equity Fund
AmSouth Regional Equity Fund
AmSouth Balanced Fund
AmSouth Bond Fund
AmSouth Municipal Bond Fund
AmSouth Limited Maturity Fund
AmSouth Government Income Fund
AmSouth Florida Tax-Free Fund
AmSouth Capital Growth Fund
AmSouth Small Cap Fund
AmSouth Equity Income Fund
AmSouth Enhanced Market Fund
AmSouth Select Equity Fund
AmSouth Institutional Prime Obligations Fund
AmSouth Institutional U.S. Treasury Fund
AmSouth International Equity Fund
AmSouth Mid-Cap Equity Fund
AmSouth Growth Opportunities Fund
AmSouth Large-Cap Fund
AmSouth Limited Term U.S. Government Fund
AmSouth Tennessee Tax-Exempt Fund
AmSouth Limited Term Tennessee Tax-Exempt Fund
AmSouth U.S. Treasury Money Market Fund
AmSouth Aggressive Growth Portfolio
AmSouth Growth Portfolio
AmSouth Growth & Income Portfolio
AmSouth Moderate Growth & Income Portfolio
AmSouth Current Income Portfolio


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                                    AMSOUTH MUTUAL FUNDS

                                    By: _______________________________

                                    Title:  ___________________________


                                    AMSOUTH BANK

                                    By:  ______________________________

                                    Title:  ___________________________


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